Exhibit 99.1

FOR IMMEDIATE RELEASE

Tuesday, August 12, 2008

SMTC Reports Second Quarter Results

20% Sequential Revenue Growth and Operational Restructuring

TORONTO – August 12, 2008 – SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2008 second quarter revenue of $66.3 million and net loss of $6.3 million, or $0.43 per share after a $5.7 million restructuring charge. This compares with revenue of $66.1 million and net income of $0.1 million, or $0.01 per share, for the 2007 second quarter. In the first quarter of 2008, the Company reported revenue of $55.1 million and net income of $0.4 million, or $0.03 per share.

Gross profit for the second quarter of 2008 was $4.5 million, or 6.8% of revenue, compared with $4.4 million, or 8.0% of revenue, for the previous quarter and $5.8 million, or 8.8% of revenue, for the second quarter of 2007.

Subsequent to quarter end SMTC and its lenders signed amendments to the loan agreements which will have the effect of lowering the effective interest rate on overall indebtedness and favorably revising covenants and other terms.

“Second quarter results reflect 20% sequential growth as seven of our ten largest customers increased order levels over the previous quarter and two newer customers began to ramp production levels”, stated John Caldwell, President and Chief Executive officer. “Gross margins were adversely affected by sales mix, higher labor and overhead costs in part arising from our two new facilities ramping production. We undertook several planned cost reduction initiatives in the quarter to rebalance manpower levels and we addressed an asset valuation issue. We lowered staffing levels at our Chihuahua, Mexico site as planned production shifted to our new China facility. The China site became fully operational in the second quarter. We also adjusted manpower levels at our Boston facility and selectively at other locations. These actions resulted in an $800,000 restructuring charge related to severance. In addition, we incurred a $4.9 million charge to write down leasehold improvements at the Boston site. These restructuring initiatives will have the effect of lowering costs in future quarters.”

“Cash usage from operations in the second quarter of $4.6 million primarily arose from delayed payments from certain customers at quarter end. These payments were received early in the third quarter”, stated Jane Todd, Senior Vice President Finance and Chief Financial Officer. “Despite challenging credit markets, we continue to improve our financing arrangements and lower interest expense in large part due to our track record of positive cash flow and earnings.”

“Customer order levels continue to be solid despite concerns about weakening of the North American economy. For the second half of the year, we forecast revenue and earnings above first half levels and we expect to generate positive cash flow”, stated John Caldwell, President and Chief Executive Officer.

Expressed in U.S. dollars

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Revenue	$66,286	$66,110	$121,426	$135,587
Cost of sales	61,832	60,265	112,571	123,265

Gross profit	4,454	5,845	8,855	12,322
Selling, general and administrative expenses	4,238	4,118	7,427	7,690
Restructuring charges	5,748	—	5,523	—

Operating earnings	(5,532)	1,727	(4,095)	4,632
Interest expense	765	1,582	1,678	3,264

(Loss) earnings before income taxes	(6,297)	145	(5,773)	1,368
Income tax expense (recovery)
Current	45	35	157	(1,430)
Deferred	(20)	—	(29)	(113)

	25	35	128	(1,543)

Net (loss) earnings, also being comprehensive income	$(6,322)	$110	$(5,901)	$2,911

Basic (loss) earnings per share	$(0.43)	$0.01	$(0.40)	$0.20
Diluted (loss) earnings per share	$(0.43)	$0.01	$(0.40)	$0.20
Weighted average number of shares outstanding
Basic	14,646,333	14,646,333	14,646,333	14,646,333
Diluted	14,646,333	14,994,949	14,646,333	14,923,935

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	June 29, 2008	December 31, 2007
Assets

Current assets:
Cash	$—	$182
Accounts receivable - net	39,803	38,658
Inventories	38,019	30,879
Prepaid expenses	1,403	940

	79,225	70,659
Property, plant and equipment	17,047	22,295
Deferred financing fees	1,206	1,410
Deferred income taxes	512	483

	$97,990	$94,847

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$40,826	$37,172
Accrued liabilities	8,395	7,272
Income taxes payable	582	604
Current portion of long-term debt	2,600	3,071
Current portion of capital lease obligations	975	736

	53,378	48,855

Long-term debt	21,893	17,913
Capital lease obligations	1,573	1,244

Shareholders’ equity:
Capital stock	7,587	7,854
Warrants	10,372	10,372
Loans receivable	(5)	(5)
Additional paid-in capital	249,367	248,888
Deficit	(246,175)	(240,274)

	21,146	26,835

	$97,990	$94,847

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Cash provided by (used in):
Operations:
Net (loss) earnings	$(6,322)	$110	$(5,901)	$2,911
Items not involving cash:
Depreciation	740	1,222	1,864	2,531
Impairment of property, plant and equipment	4,921	—	4,921	—
Deferred income taxes	(20)	(15)	(29)	(103)
Non-cash interest	100	812	204	1,096
Stock-based compensation	288	1,001	496	1,067

	(293)	3,130	1,555	7,502

Change in non-cash operating working capital:
Accounts receivable	(5,601)	5,393	(1,145)	5,637
Inventories	876	8,251	(7,140)	6,309
Prepaid expenses	(288)	(326)	(463)	(313)
Income taxes payable	(8)	32	(22)	(1,625)
Accounts payable	456	(5,097)	3,654	(2,312)
Accrued liabilities	293	(2,726)	726	(2,572)

	(4,565)	8,657	(2,835)	12,626
Financing:
Borrowings (repayment) of long-term debt—net	4,529	(6,103)	3,509	(9,633)
Principal payment of capital lease obligations	(233)	(192)	(409)	(322)

	4,296	(6,295)	3,100	(9,955)
Investing:
Purchase of property, plant and equipment	(472)	(1,162)	(715)	(1,471)
Proceeds from sale of property, plant and equipment	268	—	268	—

	(204)	(1,162)	(447)	(1,471)

Increase in cash and cash equivalents	(473)	1,200	(182)	1,200
Cash and cash equivalents, beginning of period	473	—	182	—

Cash, end of the period	$—	$1,200	$—	$1,200

Supplementary Information:

Reconciliation of EBITDA

	Three months ended		Six months ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Operating (loss) earnings	$(5,532)	$1,727	$(4,095)	$4,632
Add:
Depreciation	740	1,222	1,864	2,531
Restructuring charges	5,748	—	5,523	—

EBITDA	956	2,949	3,292	7,163